UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):           January 30, 2009
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 29, 2009, the Company issued a press release announcing the promotion of Mr. Jeff Shock to Senior Vice President-Controller and the Company’s principal accounting officer. A copy of the press release is attached hereto as Exhibit 99.1, and the contents thereof are incorporated herein by reference.
Mr. Jeff Shock, the Company’s Vice President, Internal Audit, has been promoted to Senior Vice President-Controller, effective February 1, 2009. As of that date, Mr. Shock will also serve as the Company’s principal accounting officer, succeeding Mr. John Howe, the Company’s Executive Vice President and Chief Financial Officer, in that role.
Mr. Shock, age 42, has been employed by the Cato Corporation as Vice President-Internal Audit since January 2004. Prior to that, Mr. Shock served as the Divisional Vice President, Merchandise Planning Analysis for OfficeMax, Inc. from September 2001 until January 2004.
Mr. Shock does not have an employment agreement with the Company.
In conjunction with the promotion, Mr. Shock will receive a grant of 1,500 shares of restricted stock effective February 1, 2009.
A copy of the Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d)     Exhibits
               99.1     Press release issued on January 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

January 30, 2009	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

January 30, 2009	/s/ John R. Howe

Date	John R. Howe Executive Vice President Chief Financial Officer

Exhibit Index
Exhibit
99.1      Press release issued on January 29, 2009

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